EXHIBIT 99.1
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HOLLINGER INTERNATIONAL'S SUN-TIMES NEWS GROUP ANNOUNCES REORGANIZATION
AND PRELIMINARY 2005 RESULTS

CHANGES DESIGNED TO DELIVER IMPROVED EDITORIAL QUALITY AND NEW MEDIA FOCUS, CREATE EXPANDED OPPORTUNITIES FOR ADVERTISERS, AND SIGNIFICANTLY TIGHTEN COST STRUCTURE

CHICAGO, IL, JANUARY 19, 2006 - Hollinger International Inc.'s (NYSE:HLR) ("the Company") Sun-Times News Group ("STNG") today announced a significant reorganization of its operations. The new organization will consist of a Market Development Unit and an Operations Unit. These steps are aimed at accelerating and enhancing the strategic growth and operating plan announced in August 2005.

The Market Development Unit will reinforce the strong connection of the Group's titles to the local communities, expand STNG's commitment to New Media and Strategic Marketing and diversify the range of STNG products available to our advertising clients. The Operations Unit will consolidate infrastructure and support functions and streamline internal processes to improve customer service and product quality and maximize productivity.

The Market Development Unit will be led by John Cruickshank, STNG Chief Operating Officer and Publisher of the Chicago Sun-Times. The news teams of all STNG titles as well as the New Media, Strategic Marketing, Ad Sales and Legal Departments will report to Mr. Cruickshank. The Operations Unit will be led by Greg Stoklosa, Chief Financial Officer of both Hollinger International and STNG. Departments reporting to Mr. Stoklosa will include: Production; Distribution; Finance; Technology; Labor Relations; and Human Resources. Mr. Stoklosa and Mr. Cruickshank will continue to report to Gordon Paris, Chairman and Chief Executive Officer of Hollinger International.

Mr. Paris said, "We believe that STNG is the leading provider of local news and information in the greater Chicago market. We expect that this reorganization will not only improve our productivity and the quality of our products and services, but will also allow us to effectively and efficiently deliver the power of the group to our advertisers."

The Company expects the reorganization to reduce staffing levels by approximately 10%, largely through a voluntary separation program. It anticipates further profit improvement from efforts to eliminate or restructure currently unprofitable advertising and circulation arrangements. The reorganization also includes increased spending in targeted functional areas including Strategic Marketing, New Media and Information Technology. Hollinger International said that the reorganization, profitability initiatives and targeted spending are expected to yield net annualized increases in operating income of approximately $16 to $20 million, with partial realization of these benefits beginning in 2006. The Company expects the reorganization to enhance long-term, profitable revenue growth, although the net impact on revenues of the various initiatives will be relatively modest in 2006.

The reorganization is expected to reverse disappointing financial performance for STNG for 2005. STNG's segment operating income before depreciation, amortization and special items was $92 million in 2004. STNG's 2005 segment operating income before depreciation and amortization is expected to be down approximately 15% from that level, subject to final adjustments. (Special items in 2004 consisted of circulation and restitution charges of approximately $3 million, D&O insurance costs no longer allocated to the segment of approximately $4 million, gains on sales of land and equipment of approximately $45 million and asset write-downs and other charges of approximately $3 million. For 2004, STNG's segment operating income was approximately $96 million and depreciation and amortization was approximately $31 million. The Company believes these special items make meaningful comparisons of segment operating results between years difficult based on their nature, magnitude and expected infrequency).

STNG's 2005 financial performance was affected by factors which impacted the entire industry, including 12% higher newsprint prices versus 2004, higher benefits and fuel costs, and a soft ad environment, particularly in some of STNG's key categories, auto and entertainment. In addition, STNG's ad volumes and rates were negatively impacted by the lingering effects of the circulation overstatement. Finally, beyond the industry factors noted above, workers' compensation costs and bad debt expense increased costs by slightly more than $3 million in 2005.

Mr. Paris said, "2005 was an extremely challenging and difficult year for STNG. We not only had to manage through a difficult industry environment, but also, the lingering effects of past mismanagement of our business including the circulation overstatement. While we are extremely disappointed with our 2005 results, we are very excited about our future and the prospects for significantly improving our profitability."

The Sun-Times News Group includes the Chicago Sun-Times, Pioneer Press, Daily Southtown and Star, Naperville Sun, Post Tribune of Northwest Indiana, and suburban newspapers in Joliet, Aurora, Elgin and Waukegan. It is owned by Hollinger International Inc. (NYSE: HLR).


CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS:
Certain statements made in this release and made orally from time to time by representatives of Hollinger International are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, statements regarding the effects of the reorganization of STNG, STNG's expected financial and operating performance and any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties include our ability to effectively operate our reorganized STNG business and the other risks and uncertainties that are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10 K and 10 Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward- looking statements as a prediction of actual results.


CONTACTS:
Molly Morse / Jeremy Fielding
Kekst and Company
212-521-4826/4825
molly-morse@kekst.com
jeremy-fielding@kekst.com